Exhibit 23(b)—Consent of L.L. Bradford & Company, LLC

 Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated June 24, 2014, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the consolidated financial statements of ABCO Energy, Inc. which appears in this Amendment No. 1 to the Registration Statement on Form S-1.

/s/ L.L. Bradford & Company, LLC
Las Vegas, Nevada
September 21 , 2015